Exhibit 10.2

NZ Share sale agreement

SIRVA (Australia) Pty Ltd

ABN 67 005 944 203

SIRVA Worldwide, Inc.

IM New Zealand Holdings ULC

and

Iron Mountain Incorporated

101 Collins Street Melbourne Victoria 3000 Australia

Telephone +61 3 9288 1234  Facsimile +61 3 9288 1567

www.freehills.com  DX 240 Melbourne

SYDNEY MELBOURNE PERTH BRISBANE SINGAPORE

Correspondent Offices HANOI HO CHI MINH CITY JAKARTA KUALA LUMPUR

Reference RJL:AL:BA

This Share Sale Agreement

is made on                    October 2005 between the following parties:

1                                        SIRVA (Australia) Pty Limited
ABN 67 005 944 203
of 202 – 228 Greens Road, Dandenong, Victoria, Australia  3175
(Seller)

2                                        SIRVA Worldwide, Inc.
of 700 Oakmont Lane, Westmont IL 60559
(the Seller’s Guarantor)]

3                                        IM New Zealand Holdings ULC
New Zealand Company number 1711237
of C/ Minter Ellison Rudd Watts, Lumley Centre, 88 Shortland Street, Auckland, New Zealand
(Buyer)

4                                        Iron Mountain Incorporated
of 745 Atlantic Avenue, Boston, Massachusetts 02111, USA
(Buyer’s Guarantor)

Recitals

A.                                 The Seller owns the Sale Shares.

B.                                    The Seller has agreed to sell and the Buyer has agreed to buy the Sale Shares on the terms and conditions of this agreement.

C.                                    The Seller’s Guarantor has agreed to guarantee the Seller’s obligations under this agreement.

D.                                   The Buyer’s Guarantor has agreed to guarantee the Buyer’s obligations under this agreement.

The parties agree

in consideration of, among other things, the mutual promises contained in this agreement:

1                                        Definitions and Interpretation

In this agreement capitalised expressions have the meanings set out in Schedule 1. This agreement will be interpreted in accordance with Schedule 1.

2                                        Conditions for Completion

2.1                               Conditions

Clauses 3 and 6 do not become binding on the parties and are of no force or effect unless and until each of the following conditions have been satisfied or waived in accordance with clause 2.4:

(a)                                 Overseas Investment Office: to the extent required by law, the Buyer has received consent from the Overseas Investment Office to the transactions contemplated by this agreement, either unconditionally or on terms acceptable to the Buyer acting reasonably;

(b)                                Conditions precedent under Australian Share Sale Agreement: each of the conditions in clauses 2.1(a), 2.1(b), 2.1(e), 2.1(f) and 2.1(g) of the Australian Share Sale Agreement has been satisfied or waived in accordance with that agreement; and

(c)                                 Lender approval: the Seller’s Guarantor has received the approval of the lenders under the Credit Agreement for the transactions contemplated by this agreement.

2.2                               Notice

Each party must promptly notify the others in writing if it becomes aware that a condition in clause 2.1 has been satisfied or if any condition has become incapable of being satisfied.

2.3                               Reasonable endeavours

(a)                                 The Buyer must use all reasonable endeavours to ensure that the condition in clause 2.1(a) is satisfied as expeditiously as possible and in any event on or before the Cut Off Date.

(b)                                To the extent within their reasonable control, the Seller must procure that all reasonable endeavours are exercised and the Buyer must exercise or procure the exercise of all reasonable endeavours to ensure that the conditions in clauses 2.1(b) and 2.1(c) are satisfied as expeditiously as possible and in any event on or before the Cut Off Date.

(c)                                 The Buyer must keep the Seller informed of the progress towards satisfaction of its obligations under clause 2.3(a).

(d)                                Each party must cooperate and consult with each other party in approaching the relevant regulatory bodies for the purposes of satisfying the condition in clause 2.1(a).

(e)                                 Each party must provide all reasonable assistance to the other as is necessary to satisfy the conditions.

(f)                                   The Seller must provide all information as may be reasonably requested by the Buyer in connection with any notices and applications for approval.

2.4                               Waiver

The conditions in clause 2.1 are for the benefit of both the Seller and the Buyer and may only be waived by written agreement between the Seller and the Buyer.

2.5                               Cut Off Date

Either of the Seller or Buyer may, by not less than 2 Business Days’ notice to the other, terminate this agreement at any time before Completion if:

(a)                                 the conditions in clause 2.1 are not satisfied, or waived in accordance with clause 2.4, by the Cut Off Date; or

(b)                                the conditions in clause 2.1 become incapable of satisfaction or the parties agree that any of the conditions in clause 2.1 cannot be satisfied.

2.6                               No binding agreement for transfer

For the avoidance of doubt, nothing in this agreement will cause a binding unconditional agreement for the transfer of shares or the sale of assets to arise unless and until the conditions in clause 2.1 have been satisfied or waived in accordance with clause 2.4 and no person will obtain rights to call for a transfer of shares as a result of this agreement unless and until those conditions have been satisfied or waived.

3                                        Sale and purchase

3.1                               Sale Shares

On the day for Completion determined under clause 6.1, the Seller must sell, and the Buyer must buy, the Sale Shares for the Purchase Price free and clear of all Encumbrances.

3.2                               Associated rights

(a)                                 The Seller must sell the Sale Shares to the Buyer together with all rights:

(1)                                 attached to them as at the date of this agreement; and

(2)                                 which accrue between the date of this agreement and Completion,

other than the Agreed Distributions.

(b)                                On or before Completion, the Seller is entitled to, and may procure the payment to it of, an amount up to the Agreed Distributions. For the avoidance of doubt, if the Sale Entity does not have sufficient profits to cover the amount of the Agreed Distributions then the Seller may procure that an amount up to the balance of the Agreed Distributions amount is paid to the Seller by way of one or more returns of capital.  The Seller must ensure that the Transaction Entities comply with all applicable laws in making any payments to it under this clause 3.2(b).

(c)                                 The parties acknowledge that prior to Completion:

(1)                                 the transaction contemplated by the New Zealand Hive Out Agreement will complete; and

(2)                                 the Seller will procure that no shares in any of Allied Pickfords Ltd, Allied Movers (NZ) Ltd and Pickfords New Zealand Ltd will be held directly or indirectly by the Sale Entity.

3.3                               Purchase Price

(a)                                 The consideration for the sale of the Sale Shares is the payment by the Buyer of the Purchase Price less the New Zealand Tax Liability.

(b)                                The Purchase Price less the New Zealand Tax Liability is payable by the Buyer on Completion in Immediately Available Funds in accordance with clause 6.

3.4                               Payments

All payments to be made by a party under this agreement must be made without counter claim or set-off.

3.5                               Title and risk

Title to and risk in the Sale Shares passes to the Buyer on Completion.

4                                        Period before Completion

4.1                               Carrying on of business

(a)                                 Subject to clause 4.2, between the date of this agreement and the earlier of Completion and termination of this agreement, the Seller must ensure that the Business is conducted in the ordinary course and, in particular, that no Transaction Entity:

(1)                                 distributes or returns any capital to its members;

(2)                                 buys back any of its shares or otherwise alters its share capital;

(3)                                 issues any shares, options or securities which are convertible into shares in that Transaction Entity;

(4)                                 alters its constitution;

(5)                                 disposes of, or grants any option over, any asset the written down book value of which exceeds $50,000 (other than in the ordinary course of the Business);

(6)                                 acquires any assets the cost of which exceeds $50,000 other than:

(A)                             pursuant to any agreement executed prior to the date of this agreement and disclosed in the Disclosure Materials;

(B)                               the replacement of an asset in accordance with planned, routine or emergency programs; or

(C)                               in the ordinary course of the Business;

(7)                                 terminates, assigns, materially amends or waives any material rights under any Material Contract except with the prior consent of the Buyer;

(8)                                 commences or voluntarily becomes a party to any court proceedings of a material nature except where necessary to avoid material prejudice to the Business (in which case the Seller will notify the Buyer of, and consult with the Buyer in respect of, such proceedings);

(9)                                 enters into any material agreement or arrangement with the Seller Group other than agreements or arrangements necessary to effect any of the transactions contemplated or referred to in this agreement or agreements or arrangements entered into on arm’s length commercial terms and in the ordinary course of Business that will be terminated on or prior to Completion;

(10)                           terminates the employment of any employee of a Transaction Entity other than for cause or otherwise pursuant to their employment contract;

(11)                           change the terms of employment, salary or bonus of any employee of a Transaction Entity in any material respect, except in accordance with any terms of employment as at the date of this agreement or consistent with past practice in the ordinary course of the Business; or

(12)                           creates any Encumbrance affecting any of the assets.

(b)                                Subject to clause 4.2, between the date of this agreement and the earlier of Completion and termination of this agreement, the Seller must ensure that the Buyer, its solicitors, accountants and other authorised representatives, are (on reasonable notice being provided to the Seller) given access during normal business hours to:

(1)                                 all available books of account, books, records, contracts, commitments and property of the Transaction Entities which are in, or prior to the Completion Date come into, existence and the Seller must furnish or must procure that each Transaction Entity furnishes to the Buyer during such period all such information concerning the Transaction Entities as the Buyer may reasonably request; and

(2)                                 all executives and management of the Transaction Entities.

4.2                               Permitted acts

Nothing in clause 4.1 restricts the Seller or any Transaction Entity from doing anything:

(a)                                 which is contemplated in this agreement, any Transaction Agreement, the Australian Share Sale Agreement or the New Zealand Hive Out Agreement;

(b)                                to reasonably and prudently respond to an emergency or disaster (including a situation giving rise to a risk of personal injury or damage to property) which the Seller must do in consultation with the Buyer where practicable;

(c)                                 which is necessary for a Transaction Entity to meet its legal or, in the case of contracts entered into prior to the date of this agreement and fairly disclosed in the Disclosure Materials, contractual obligations; or

(d)                                approved by the Buyer, such approval not to be unreasonably withheld or delayed.

4.3                               Intra-group loans

Before Completion, the Seller must:

(a)                                 identify all existing loans between a Seller Group Member and a Transaction Entity; and

(b)                                procure that all payments are made and such other actions are taken as may be necessary to ensure the payment in full of loan balances between any Seller Group Members (on the one hand) and the Sale Entity (on the other hand).

4.4                               Parent Guarantees

(a)                                 Before Completion, the Seller and the Buyer must take all reasonable steps to ensure that, effective from Completion, each Seller Group Member is released from any actual, contingent or accrued liabilities under a Parent Guarantee given by it. For the purposes of this clause 4.4, “reasonable steps” includes the Buyer or (at the request of the relevant third party) another Buyer Group Member providing the relevant third party with a replacement guarantee or security on terms the same or substantially the same as the terms of the existing Parent Guarantee.

(b)                                If a Seller Group Member has not been released from a Parent Guarantee in accordance with clause 4.4(a) by Completion, the Buyer must indemnify the Seller’s Guarantor against any Loss which the Seller Group Member pays, suffers, incurs or is liable for under or in relation to that Parent Guarantee after Completion.

4.5                               Subsidiary Guarantees

(a)                                 Before Completion the Seller must ensure that, effective from Completion, each Transaction Entity is released from any actual, contingent or accrued liabilities under any Subsidiary Guarantee given by it.

(b)                                If a Transaction Entity has not been released from a Subsidiary Guarantee in accordance with clause 4.5(a) by Completion, without limiting the Buyer’s other rights and remedies in connection with the Seller’s breach of clause 4.5(a), the Seller’s Guarantor must indemnify the Buyer against any Loss which the Transaction Entity pays, suffers, incurs or is liable for under or in relation to that Subsidiary Guarantee after Completion.

4.6                               New Zealand Tax Liability

(a)                                 Not less than 5 Business Days prior to Completion, the Seller must procure that PricewaterhouseCoopers certifies to the parties a reasonable estimate of the New Zealand Tax Liability.

(b)                                If the actual New Zealand Tax Liability differs from the amount certified under clause 4.6(a):

(1)                                 the Buyer must account to the Seller’s Guarantors; or

(2)                                 the Seller’s Guarantor must account to the Buyer,

as the case may be, as soon as possible.

5                                        Termination

5.1                               Termination of Australian Share Sale Agreement

This agreement terminates with immediate effect upon termination of the Australian Share Sale Agreement for any reason.

5.2                               Effect of termination

If this agreement is terminated under clause 2.5, clause 5.1 or clause 6.3(b), then:

(a)                                 each party is released from its obligations to further perform its obligations under this agreement and the Transaction Agreements, except those expressed to survive termination;

(b)                                each party retains the rights it has against the other in respect of any breach of this agreement occurring before termination;

(c)                                 the Buyer must return to the Seller all documents and other materials obtained from the Seller in accordance with the terms of the Confidentiality Agreement; and

(d)                                the rights and obligations of each party under each of the following clauses and schedules will continue independently from the other obligations of the parties and survive termination of this agreement:

(1)                                 clause 1 and Schedule 1 (Definitions and Interpretation);

(2)                                 clause 5 (Termination);

(3)                                 clause 10 (Duties, costs and expenses); and

(4)                                 clause 13 (General).

5.3                               No other right to terminate or rescind

No party may terminate or rescind this agreement except as permitted under clause 2.5, this clause 5 or clause 6.3(b).

6                                        Completion

6.1                               Time and place

Subject to clause 5, Completion must take place at the office of Freehills at Level 42, 101 Collins Street, Melbourne, at 11:00 a.m. on the day specified for completion of the Australian Share Sale Agreement in clause 6.1 of the Australian Share Sale Agreement, or such other place, time and date as the Seller and Buyer agree.

6.2                               Completion

(a)                                 On or before Completion, each party must carry out the Completion Steps referable to it in accordance with Schedule 2.

(b)                                Completion is taken to have occurred when each party has performed all its obligations under this clause 6 and Schedule 2.

6.3                               Notice to complete

(a)                                 If a party (Defaulting Party) fails to satisfy its obligations under clause 6.2 and Schedule 2 on the day and at the place and time for Completion determined under clause 6.1 then the other party (Notifying Party) may give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of 5 Business Days from the date of the notice and declaring time to be of the essence.

(b)                                If the Defaulting Party fails to satisfy those obligations within those 5 Business Days the Notifying Party may, without limitation to any other rights it may have, terminate this agreement by giving written notice to the Defaulting Party.

6.4                               Completion simultaneous

(a)                                 Subject to clause 6.4(b), the actions to take place as contemplated by this clause 6 and Schedule 2 are interdependent and must take place, as nearly as possible, simultaneously. If one action does not take place, then without prejudice to any rights available to any party as a consequence:

(1)                                 there is no obligation on any party to undertake or perform any of the other actions;

(2)                                 to the extent that such actions have already been undertaken, the parties must do everything reasonably required to reverse those actions; and

(3)                                 the Seller and the Buyer must each return to the other all documents delivered to it under clause 6.2(a) and Schedule 2 and must each repay to the other all payments received by it under clause 6.2(a) and Schedule 2, without prejudice to any other rights any party may have in respect of that failure.

(b)                                The Buyer may, in its sole discretion, waive any or all of the actions which the Seller is required to perform under clause 2.1 of Schedule 2 and the Seller may, in its sole discretion, waive any or all of the actions which the Buyer is required to perform under clause 2.2 of Schedule 2.

7                                        Prior to completion of the Australian Share Sale Agreement

Between Completion and completion of the Australian Share Sale Agreement, the Buyer:

(a)                                 must not sell, transfer, assign, trust, encumber, option, swap or in any other way alienate its legal or beneficial rights attaching to the Sale Shares, without the written consent of the Seller; and

(b)                                must use its reasonable endeavours to ensure that the business of the Sale Entity is conducted materially in the ordinary course and, in particular, that the Sale Entity does not:

(1)                                 distribute or return any capital to its members;

(2)                                 buy-back any of its shares;

(3)                                 issue any shares, options or securities which are convertible into shares in the Sale Entity; or

(4)                                 alter its constitution.

8                                        Unwinding of transaction

(a)                                 In the event that the Australian Share Sale Agreement does not complete on the date of Completion of this agreement then the parties agree that the transactions completed pursuant to this agreement must be unwound and both parties returned to the position they would have been in, but for Completion of this agreement, within one Business Day.

(b)                                For the purposes of clause 8(a), the parties must use their best endeavours to unwind all transactions completed pursuant to this agreement, including without limitation:

(1)                                 the Seller must pay the Purchase Price back to the Buyer in Immediately Available Funds; and

(2)                                 the Buyer must transfer the Sale Shares, free and clear of all Encumbrances, back to the Seller.

9                                        Period after Completion

9.1                               Appointment of proxy

(a)                                 Subject to clause 7, from Completion until the Sale Shares are registered in the name of the Buyer, the Seller must:

(1)                                 appoint the Buyer as the sole proxy of the holders of Sale Shares to attend shareholders’ meetings and exercise the votes attaching to the Sale Shares;

(2)                                 not attend and vote at any shareholders’ meetings;

(3)                                 take all other actions in the capacity of a registered holder of the Sale Shares as the Buyer directs.

(b)                                The Buyer indemnifies the Seller’s Guarantor against all Loss suffered or incurred by the Seller Group arising out of the implementation of any action taken in accordance with the proxy referred to in clause 9.1(a).

9.2                               Access to records by Seller

(a)                                 The Buyer must take reasonable steps to procure that all Business Records delivered to the Buyer at Completion are preserved in respect of the period ending on the Completion Date until the earlier of:

(1)                                 6 years from the Completion Date; and

(2)                                 any date required by an applicable law.

(b)                                After Completion the Buyer must, on reasonable notice from the Seller:

(1)                                 provide the Seller and its advisers with reasonable access to the Business Records referred to in clause 9.2(a) and allow the Seller to inspect and obtain copies or certified copies of the Business Records at the Seller’s expense; and

(2)                                 provide the Seller and its advisers with reasonable access to the personnel and premises of the Buyer Group Members and the Sale Entity,

for the purpose of assisting the Seller Group Members to prepare tax returns, accounts and other financial statements, discharge statutory obligations or comply with Tax, Duty or other legal requirements or to conduct legal or arbitration proceedings with third parties.

(c)                                 The Seller must reimburse the Buyer for its reasonable costs in retrieving any Business Records and making personnel and premises available under this clause 9.2.

(d)                                The Buyer is not obliged to waive legal professional privilege. The Seller must comply with any reasonable steps requested by the Buyer to preserve confidentiality.

(e)                                 The Buyer agrees that the Seller may retain copies of any Business Records which it may require to enable it to comply with any applicable law after the Completion Date.

10                                 Costs and expenses

(a)                                 Unless otherwise provided for in this agreement, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this agreement and any other agreement or document entered into or signed under this agreement.

(b)                                Any action to be taken by the Buyer or the Seller in performing its obligations under this agreement must be taken at its own cost and expense unless otherwise provided in this agreement.

11                                 Guarantee by Seller’s Guarantor

11.1                        Guarantee and indemnity

The Seller’s Guarantor:

(a)                                 unconditionally and irrevocably guarantees to the Buyer on demand, the due and punctual performance of the Seller’s obligations under this agreement; and

(b)                                as a separate and additional liability, indemnifies the Buyer against all Loss, actions, proceedings and judgments of any nature, incurred by, brought, made or recovered against the Buyer arising from any default or delay in the due and punctual performance of the Seller’s obligations under this agreement.

11.2                        Extent of guarantee and indemnity

The liability of the Seller’s Guarantor under this clause 11 is not affected by anything which, but for this clause 11 might operate to release or exonerate the

Seller’s Guarantor in whole or in part from its obligations including any of the following, whether with or without the consent of the Seller’s Guarantor:

(a)                                 the grant to the Seller, the Seller’s Guarantor or any other person of any time, waiver or other indulgence, or the discharge or release of the Seller, the Seller’s Guarantor or any other person from any liability or obligation;

(b)                                the Buyer or the Buyer’s Guarantor exercising or refraining from exercising its rights under any security or any other rights, powers or remedies against the Seller, the Seller’s Guarantor or any other person;

(c)                                 the amendment, replacement, extinguishment, unenforceability, failure, loss, release, discharge, abandonment or transfer either in whole or in part and either with or without consideration, of any security now or in the future held by the Buyer or the Buyer’s Guarantor from the Seller, the Seller’s Guarantor or any other person or by the taking of or failure to take any security;

(d)                                the failure or omission or any delay by the Seller or the Buyer to give notice to the Seller’s Guarantor of any default by the Seller under this agreement; and

(e)                                 any legal limitation, disability, incapacity or other circumstances related to the Seller, the Seller’s Guarantor or any other person.

11.3                        Principal and independent obligation

This clause 11 is a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation and extends to cover this agreement as amended, varied, supplemented, renewed or replaced.

11.4                        Continuing guarantee and indemnity

This clause 11 is a continuing obligation of the Seller’s Guarantor, despite Completion, and remains in full force and effect for so long as the Seller has any liability or obligation to the Buyer under this agreement and until all of those liabilities or obligations have been fully discharged.

11.5                        No withholdings

(a)                                 The Seller’s Guarantor must make all payments which become due under this clause 11, free and clear and without deduction of all present and future withholdings (including taxes, duties, levies, imposts, deductions and charges of Australia or any other jurisdiction).

(b)                                If the Seller’s Guarantor is compelled by law to deduct any withholding, then in addition to any payment due under this clause 11, it must pay to the Buyer such amount as is necessary to ensure that the net amount received by the Buyer after withholding equals the amount the Buyer would otherwise been entitled to if not for the withholding.

11.6                        Currency

The Seller’s Guarantor must pay all moneys which it becomes liable to pay under this clause 11 in the currency in which they are payable under this agreement and free of any commissions and expenses relating to foreign currency conversion or any other charges or expenses.

11.7                        Seller’s Guarantor’s Liability

The Seller’s Guarantor’s liability under this agreement shall not exceed the Seller’s liability under this agreement.

12                                 Guarantee by Buyer’s Guarantor

12.1                        Guarantee and indemnity

The Buyer’s Guarantor:

(a)                                 unconditionally and irrevocably guarantees to the Seller on demand, the due and punctual performance of the Buyer’s obligations under this agreement; and

(b)                                as a separate and additional liability, indemnifies the Seller against all Loss, actions, proceedings and judgments of any nature, incurred by, brought, made or recovered against the Seller arising from any default or delay in the due and punctual performance of the Buyer’s obligations under this agreement.

12.2                        Extent of guarantee and indemnity

The liability of the Buyer’s Guarantor under this clause 12 is not affected by anything which, but for this clause 12, might operate to release or exonerate the Buyer’s Guarantor in whole or in part from its obligations including any of the following, whether with or without the consent of the Buyer’s Guarantor:

(a)                                 the grant to the Buyer, the Buyer’s Guarantor or any other person of any time, waiver or other indulgence, or the discharge or release of the Buyer, the Buyer’s Guarantor or any other person from any liability or obligation;

(b)                                the Seller or the Seller’s Guarantor exercising or refraining from exercising its rights under any security or any other rights, powers or remedies against the Buyer, the Buyer’s Guarantor or any other person;

(c)                                 the amendment, replacement, extinguishment, unenforceability, failure, loss, release, discharge, abandonment or transfer either in whole or in part and either with or without consideration, of any security now or in the future held by the Seller or the Seller’s Guarantor from the Buyer, the Buyer’s Guarantor or any other person or by the taking of or failure to take any security;

(d)                                the failure or omission or any delay by the Seller or the Buyer to give notice to the Buyer’s Guarantor of any default by the Buyer or any other person under this agreement; and

(e)                                 any legal limitation, disability, incapacity or other circumstances related to the Buyer, the Buyer’s Guarantor or any other person.

12.3                        Principal and independent obligation

This clause 12 is a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation and extends to cover this agreement as amended, varied, supplemented, renewed or replaced.

12.4                        Continuing guarantee and indemnity

This clause 12 is a continuing obligation of the Buyer’s Guarantor, despite Completion, and remains in full force and effect for so long as the Buyer has any liability or obligation to the Seller under this agreement and until all of those liabilities or obligations have been fully discharged.

12.5                        No withholdings

(a)                                 The Buyer’s Guarantor must make all payments which become due under this clause 12, free and clear and without deduction of all present and future withholdings (including taxes, duties, levies, imposts, deductions and charges of Australia or any other jurisdiction).

(b)                                If the Buyer’s Guarantor is compelled by law to deduct any withholding, then in addition to any payment due under this clause 12, it must pay to the Seller such amount as is necessary to ensure that the net amount received by the Seller after withholding equals the amount the Seller would otherwise been entitled to if not for the withholding.

12.6                        Currency

The Buyer’s Guarantor must pay all moneys which it becomes liable to pay under this clause 12 in the currency in which they are payable under this agreement and free of any commissions and expenses relating to foreign currency conversion or any other charges or expenses.

12.7                        Buyer’s Guarantor’s Liability

The Buyer’s Guarantor’s liability under this agreement shall not exceed the Buyer’s liability under this agreement.

13                                 General

13.1                        Notices

(a)                                 Any notice or other communication including any request, demand, consent or approval, to or by a party to this agreement:

(1)                                 must be in legible writing and in English addressed as shown below:

(A)

if to the Seller or Seller’s Guarantor:

Address:	700 Oakmont Lane
Westmont IL 60559
United States

Attention:	Ralph Ford, General Counsel

Copy to:	James Bresingham, VP – Business Development
and
David Farkas, Director of Business Development

Facsimile:	630 468 4706; and

Email:	James.Bresingham@SIRVA.com;
Dave.Farkas@SIRVA.com

(B)

if to the Buyer or to the Buyer’s Guarantor:

Address:	Iron Mountain
745 Atlantic Avenue
Boston, Massachusetts 02111

Attention:	General Counsel

Facsimile:	+1 (617) 451 0409; and

Email:	gwatzke@ironmountain.com

and copied to:

Address:	Iron Mountain
745 Atlantic Avenue
Boston, Massachusetts 02111

Attention:	C. Richard Reese, Chief Executive Officer

Facsimile:	+1 (617) 357 4604; and

Email:	rreese@ironmountain.com

and copied to:

Minter Ellison
Rialto Towers
525 Collins Street
MELBOURNE VIC 3000

Facsimile:
+61 3 8608 1000

Attention: Nick Broome

or as specified to the sender by any party by notice;

(2)                                 where the sender is a company, must be signed by an officer or under the common seal of the sender;

(3)                                 is regarded as being given by the sender and received by the addressee:

(A)                             if by delivery in person, when delivered to the addressee;

(B)                               if by post, 10 Business Days from and including the date of postage;

(C)                               if by facsimile transmission, when a facsimile confirmation receipt is received indicating successful delivery; or

(D)                              if sent by email, when a delivery confirmation report is received by the sender which records the time that the email was delivered to the addressee’s email address (unless the sender receives a delivery failure notification indicating that the email has not been delivered to the addressee), but if the delivery or receipt is on a day which is not a Business Day or is after 5.00 pm (addressee’s time) it is regarded as received at 9.00 am on the following Business Day; and

(4)                                 can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(b)                                A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 13.1(a)(3) and informs the sender that it is not legible.

(c)                                 In this clause 13.1, reference to an addressee includes a reference to an addressee’s officers, agents or employees.

13.2                        Governing law and jurisdiction

(a)                                 This agreement is governed by the laws of New Zealand.

(b)                                Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New Zealand.

(c)                                 The parties irrevocably waive any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

13.3                        Service of process

(a)                                 Without preventing any other mode of service, any document in an action (including, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 13.1.

(b)                                The Buyer’s Guarantor irrevocably appoints the Buyer as its agent for the service of process in New Zealand in relation to any matter arising out of this agreement. If the Buyer ceases to be able to act as such or have an address in New Zealand, the Buyer’s Guarantor agrees to appoint a new process agent in New Zealand and deliver to the Seller within 20 Business Days a copy of a written acceptance of appointment by the process agent, upon receipt of which the new appointment becomes effective for the purpose of this agreement and each Transaction Agreement. The Buyer’s Guarantor must inform the Seller in writing of any change in the address of its process agent within 20 Business Days of the change.

(c)                                 The Seller’s Guarantor irrevocably appoints SIRVA Group (NZ) Limited as its agent for the service of process in New Zealand in relation to any matter arising out of this agreement.  If SIRVA Group (NZ) Limited  ceases to be able to act as such or have an address in New Zealand, the Seller’s Guarantor agrees to appoint a new process agent in New Zealand and deliver to the Buyer within 20 Business Days a copy of a written acceptance of appointment by the process agent, upon receipt of which the new appointment becomes effective for the purpose of this agreement and each Transaction Agreement. The Seller’s Guarantor must inform the Buyer in writing of any change in the address of its process agent within 20 Business Days of the change.

13.4                        Prohibition and enforceability

(a)                                 Any provision of, or the application of any provision of, this agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)                                Any provision of, or the application of any provision of, this agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

13.5                        Waivers and variation

(a)                                 A provision of, or a right, discretion or authority created under, this agreement may not be:

(1)                                 waived except in writing signed by the party granting the waiver; and

(2)                                 varied except in writing signed by the parties.

(b)                                A failure or delay in exercise, or partial exercise, of a power, right, authority, discretion or remedy arising from a breach of, or default under this agreement does not result in a waiver of that right, power, authority, discretion or remedy.

13.6                        Assignment

A party may not assign its rights or obligations under this agreement without the consent of the other party.

13.7                        Further assurances

Subject to clause 10, each party must do all things and execute all further documents necessary to give full effect to this agreement and use reasonable endeavours to cause relevant third parties to do the same.

13.8                        Approvals and consent

If the doing of any act, matter or thing under this agreement is dependent on the approval or consent of a party, that party may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion, unless this agreement expressly provides otherwise.

13.9                        Remedies cumulative

Except as provided in this agreement and permitted by law, the rights, powers and remedies provided in this agreement are cumulative with and not exclusive to the rights, powers or remedies provided by law independently of this agreement.

13.10                 Counterparts

This agreement may be executed in any number of counterparts which together will constitute one instrument. A party may execute this agreement by signing any counterpart.

13.11                 Severability

Any provision in this agreement which is invalid or unenforceable in any jurisdiction is to be read down for the purpose of that jurisdiction, if possible, so as to be valid and enforceable, and otherwise shall be severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of this agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

13.12                 Entire Agreement

This agreement embodies the entire agreement between the parties and supersedes any prior negotiation, conduct, arrangement, understanding or agreement, express or implied, with respect to the subject matter of this agreement other than the Confidentiality Agreement and the Australian Share Sale Agreement.

13.13                 Default Interest

(a)                                 If a party fails to pay any amount payable under this agreement on the due date for payment, that party must pay interest on the amount unpaid at the higher of the Interest Rate plus 3% per annum or the rate (if any) fixed or payable under any judgement or other thing into which the liability to pay the amount becomes merged.

(b)                                The interest payable under clause 13.13(a):

(1)                                 accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the amount becomes merged; and

(2)                                 may be capitalised by the person to whom it is payable at monthly intervals.

13.14                 Contra proferentem excluded

No term or condition of this agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision.

13.15                No withholdings

(a)                                 The Buyer and the Seller must make all payments which become due under this agreement, free and clear and without deduction of all present and future withholdings (including taxes, duties, levies, imposts, deductions and charges of New Zealand or any other jurisdiction).

(b)                                If the Buyer or the Seller is compelled by law to deduct any withholding, then in addition to any payment due under this agreement, it must pay to the other party (the recipient) such amount as is necessary to ensure that the net amount received by the recipient after withholding equals the amount the recipient would otherwise been entitled to if not for the withholding.

Executed as an agreement:

Signed by

SIRVA (Australia) Pty Limited

by:

/s/ Michael Filipovic	/s/ Allen Chan
Secretary/Director	Director

Michael Filipovic	Allen Chan
Name (please print)	Name (please print)

Signed by
SIRVA Worldwide, Inc.
by:

/s/ James Bresingham	/s/ David A. Farkas
Authorised Person	Witness

James Bresingham	David A. Farkas
Name (please print)	Name (please print)

Signed by
IM New Zealand Holdings ULC
by:

/s/ Robert G. Miller	/s/ N. Broome
Attorney	Witness

Robert G. Miller	N. Broome
Name (please print)	Name (please print)

Signed by
Iron Mountain Incorporated
by:

/s/ Robert G. Miller	/s/ N. Broome
Authorised representative	Witness

Robert G. Miller	N. Broome
Name (please print)	Name (please print)